Exhibit 99.1

4DMT Reports Third Quarter 2025 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
Entered strategic partnership with Otsuka Pharmaceutical Co., Ltd. for the development and commercialization of 4D-150 in the APAC region; to receive $85 million in upfront cash and expects to receive at least $50 million from cost sharing
•
Announced positive long-term safety and efficacy data with 1.5 to 2 years of follow-up from the Phase 1/2 PRISM clinical trial in wet AMD
•
Completed equity offering providing net proceeds of ~$93 million
•
Announced up to $11 million equity investment from the Cystic Fibrosis Foundation to accelerate development of 4D-710 for cystic fibrosis into Phase 2
•
$372 million in cash, cash equivalents and marketable securities as of September 30, 2025, combined with upfront and expected cost sharing from Otsuka partnership and ~$93 million in net proceeds from equity offering, expected to fund currently planned operations into second half of 2028

EMERYVILLE, Calif., November 10, 2025 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported Q3 2025 financial results, provided operational highlights and outlined expected upcoming milestones.

“In the third quarter, we made meaningful progress building upon and validating our business strategy focusing on 4D-150 and 4D-710,” said David Kirn, M.D., Co-founder and Chief Executive Officer of 4DMT. “Our recently announced partnership with Otsuka, new data on 4D-150 in wet age-related macular degeneration, equity investment from the Cystic Fibrosis Foundation for advancement of 4D-710 and strengthened balance sheet position us well, with cash runway into 2H 2028, beyond primary readout for our two ongoing 4D-150 4FRONT Phase 3 trials in wet AMD, and provides for indication expansion in diabetic macular edema.”

Recent Corporate Highlights

•
Announced Exclusive License Agreement with Otsuka Pharmaceutical Co., Ltd. for Development and Commercialization of 4D-150 in Asia-Pacific Region:
o
4DMT to receive $85 million upfront cash payment and expects to receive at least $50 million of cost sharing from Otsuka over the next three years for development activities supporting global registration
o
The Company is eligible for up to $336 million in potential regulatory and commercial milestones and tiered double-digit royalties
o
4DMT retains full development and commercialization rights for 4D-150 outside the APAC region, including the U.S., Europe and Latin America
•
Completed an Equity Offering with Approximately $93 Million of Net Proceeds:
o
Proceeds to support planned operations into second half of 2028, which include planned 4D-150 Phase 3 clinical trial in diabetic macular edema (DME), and provide more than

12 months of expected cash runway beyond the expected 4FRONT-1 topline data
•
Strengthened Leadership Team to Drive 4D-150 Program Execution
o
Julie Clark, M.D., was promoted to Chief Medical Officer, bringing over 20 years of experience in retina and global clinical development, with a proven track record across 10 BLA-enabling studies, including six Phase 3 trials with leadership roles in development and approvals of EYLEA®, JETREA®, BEOVU® and IZERVAY®
o
Liansheng Zhu, Ph.D., joined as SVP, Biometrics and Data Quality, bringing nearly two decades of global experience in late-stage and post-approval clinical development. His expertise includes biostatistics, statistical programming, data science and Health Economics and Outcomes Research. Dr. Zhu has led or contributed to multiple pivotal clinical trials and regulatory submissions resulting in efficient and successful U.S. Food and Drug Administration (FDA) and European Medicines Agency (EMA) approvals, including for LUCENTIS®, BEOVU® and IZERVAY®
•
Created Retina Leadership Advisory Board:
o
Glenn P. Sblendorio – Former President and CEO of Iveric Bio
o
Cal Roberts, M.D. – Former CEO of Lighthouse Guild, Former Chief Medical Officer of Bausch + Lomb, Clinical Professor of Ophthalmology at Weill Cornell Medical Center
o
Wiley A. Chambers, M.D. – Former Director of the Division of Ophthalmology, Center for Drug Evaluation and Research at the FDA

Recent Highlights and Expected Milestones for 4D-150

•
4D-150 for Wet AMD:
o
4FRONT Global Phase 3 Program:
▪
4FRONT-1, North American Clinical Trial:
•
Enrollment rate exceeds initial expectations, with over 200 patients randomized to date, and is on track to complete enrollment in Q1 2026, with 52-week topline data expected in H1 2027
▪
4FRONT-2, Global Clinical Trial:
•
Enrollment remains on track to be completed in H2 2026, with 52-week topline data expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
Announced positive long-term interim results (data cutoff: August 22, 2025)
•
4D-150 demonstrated consistent and durable benefit across all three patient cohorts as evidenced by maintenance of visual acuity, control of retinal anatomy and reduction of treatment burden at all time points with 1.5-2 years of follow-up
•
Consistent dose response in favor of Phase 3 dose (3E10 vg/eye) continues to be demonstrated across all wet AMD cohorts studied
•
4D-150 continues to be well tolerated with no new safety or intraocular inflammation findings with up to 3.5 years of follow-up

•
4D-150 for DME:
o
SPECTRA Clinical Trial:
▪
Presented positive 60-week results (data cutoff: May 3, 2025)
•
4D-150 continues to be well tolerated across all patients and dose levels, with no intraocular inflammation observed at any time point or dose level
•
Following the three loading doses of aflibercept, 3E10 vg/eye, the Phase 3 dose demonstrated strong signals of clinical activity, with sustained gain of BCVA of +9.7 letters and reduction of CST of -174 µm from baseline
•
Supplemental injections:
•
Phase 3 dose achieved 78% reduction in injection burden vs. projected on-label aflibercept 2mg Q8W
•
Dose response observed for the Phase 3 dose vs. lower doses (58% fewer injections)

Recent Highlights and Expected Milestones in 4D-710 Program

•
4D-710 for Cystic Fibrosis (CF) Lung Disease:
o
Secured an equity investment from the CF Foundation of up to $11 million in two tranches, with the first tranche of $7.5 million received in October 2025
o
The funding will support:
▪
Phase 1 Redosing and Phase 2 Cohort in AEROW clinical trial
▪
Phase 3 Readiness
o
Interim safety and efficacy data from AEROW Phase 1 clinical trial expected by year-end 2025

Q3 2025 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $372 million as of September 30, 2025, as compared to $505 million as of December 31, 2024. The net decrease in cash was primarily a result of cash used in operations. Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, and expected payments under our collaboration agreement with Otsuka, together with the net proceeds from the November 2025 equity offering, will be sufficient to fund our operating expenses and capital expenditure requirements at least into the second half of 2028.

R&D Expenses: Research and development expenses were $49.4 million for the third quarter of 2025, as compared to $38.5 million for the third quarter of 2024. This increase was primarily driven by the Phase 3 clinical trials of 4D-150 in wet AMD.

G&A Expenses: General and administrative expenses were $11.8 million for the third quarter of 2025, as compared to $12.7 million for the third quarter of 2024. The decrease was primarily due to decreased headcount of general and administrative personnel.

Net Loss: Net loss was $56.9 million for the third quarter of 2025, as compared to net loss of $43.8 million for the third quarter of 2024.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate 4D-150 is designed to be a backbone therapy forming the foundation of treatment of blinding retinal vascular diseases by providing multi-year sustained delivery of anti-VEGF (aflibercept and anti-VEGF-C) with a single, safe, intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, which is currently in Phase 3 development, and second indication is diabetic macular edema. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for the clinical development of our product candidates, the potential benefits of the strategic partnership with Otsuka, the amount of any potential cost sharing or milestone payments pursuant to the Company’s agreement with Otsuka, the Company’s use of proceeds, the potential benefits of the investment from and collaboration with the CF Foundation, the potential additional second tranche funding from the CF Foundation and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue:
Collaboration and license revenue	$90	$3	$119	$36
Operating expenses:
Research and development	49,438	38,484	138,088	98,212
General and administrative	11,837	12,651	36,293	33,548
Total operating expenses	61,275	51,135	174,381	131,760
Loss from operations	(61,185)	(51,132)	(174,262)	(131,724)
Other income, net	4,309	7,289	14,756	20,527
Net loss	$(56,876)	$(43,843)	$(159,506)	$(111,197)
Net loss per share, basic and diluted	$(1.01)	$(0.79)	$(2.85)	$(2.08)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	56,126,330	55,554,476	55,933,890	53,377,712

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(Unaudited)

(in thousands)

	September 30,	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$372,228	$505,460
Total assets	423,982	560,384
Total liabilities	54,999	49,778
Accumulated deficit	(735,701)	(576,195)
Total stockholders’ equity	368,983	510,606

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com